Exhibit 99.1

ATN International, Inc. Reports Second Quarter 2026 Results; Announces Increased Repurchase Authorization; and Reaffirms 2026 Outlook

Delivers year-over-year revenue growth of 2% and Adjusted EBITDA1 growth of 9%

Receives $268 million in cash at the initial closing of the US Tower Portfolio Sale4

Increases share repurchase authorization to $30 million

BEVERLY, Mass., August 5, 2026 (GLOBE NEWSWIRE) -- ATN International, Inc. (“ATN,” the “Company,” “we,” “us,” and “our”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, today reported financial results for the second quarter ended June 30, 2026. ATN’s management will host a conference call and webcast tomorrow, August 6, 2026, beginning at 11:00 a.m. Eastern Time to review these results.

“Our second quarter results demonstrate the continued strength and resilience of our business. We delivered growth in both total revenue and Adjusted EBITDA, with profitability outpacing sales growth, reflecting improving operating leverage,” said Naji Khoury, ATN’s Chief Executive Officer. “In my first several months, I have had the opportunity to visit our markets, meet with team members, customers, stakeholders, and investors, and spend meaningful time understanding the strength of our platform. We have experienced management teams, capable operating organizations, strong infrastructure assets and customer relationships that have been built over many years, which provide a solid foundation to further optimize our operations.”

Mr. Khoury added, “During the quarter, we completed the initial closing of the sale of our US tower portfolio and entered into an agreement to sell certain US spectrum licenses, demonstrating our ability to unlock value from our infrastructure assets as the tower transaction multiple far exceeded our current trading multiple. Additionally, in June our Board increased both the quarterly cash dividend, and the Company’s share repurchase authorization, reflecting our confidence in the outlook for the business, the strength of our financial position, and our commitment to disciplined capital allocation to create long-term shareholder value.”

Second Quarter 2026 Operating and Financial Highlights (as compared to the Second Quarter 2025)

•	High-speed broadband homes passed expanded by 21% to 523,400, supported by fixed wireless deployments in the second half of 2025

•	Total high-speed broadband customers grew 1% to 140,900

•	Revenue increased 2% to $184.5 million, driven by growth in both the International and US Telecom segments

•	Operating income increased to $239.7 million, primarily due to a $229.9 million gain from the initial closing of the US Tower Portfolio Sale[4]

•	Net cash provided by operating activities decreased 11% to $53.5 million, reflecting movements in operating cash related to the US Tower Portfolio sale[4]

•	Adjusted EBITDA[1] increased $4.0 million, or 9%, to $49.7 million and Adjusted EBITDA Margin[1] improved from 25.3% to 27.0%

•	Net Debt Ratio[3] improved to 0.91x from 2.36x on December 31, 2025

Second Quarter 2026 Financial Results (as compared to the second quarter 2025)

Consolidated revenues were $184.5 million, up $3.2 million, or 2% versus $181.3 million. The increase was primarily driven by carrier services revenues and market demand for fixed and other ancillary services, which offset year-over-year declines in fixed consumer revenues primarily related to the previously disclosed loss of a government subsidy, and lower construction revenues.

Operating income was $239.7 million versus $0.2 million in the year-ago quarter. The increase reflects a $229.9 million gain recorded on the initial closing of the US Tower Portfolio Sale4, and the above-mentioned revenue growth as well as lower restructuring and reorganization and depreciation and amortization expenses.

Net income attributable to ATN stockholders was $167.3 million, or $10.71 per diluted share, versus a net loss of $(7.0) million, or $(0.56) per share.

Adjusted EBITDA1 was $49.7 million, up $4.0 million, or 9%, from $45.8 million in the year-ago quarter and Adjusted EBITDA Margin1 expanded to 27.0% from 25.3%. The increase was primarily driven by higher revenues and cost efficiencies.

US Tower Portfolio Sale4

On June 2, 2026, the Company completed the initial closing of the sale of its southwestern US tower portfolio (the “US Tower Portfolio Sale”)4 to an affiliate of Everest Infrastructure Partners, Inc. and received $267.7 million in cash. The Company may receive up to an additional $29.6 million in cash consideration at subsequent closings expected to occur over the next ten months subject to the satisfaction or waiver of specified construction and operational conditions related to tower sites deferred at the initial closing.

2026 Full-Year Outlook:

The Company reaffirms its previously updated financial outlook for full-year 2026, reflecting the impact of the initial closing of the US Tower Portfolio Sale4, as follows:

•	Adjusted EBITDA[2] is expected to be in the range of $183 million to $193 million

•	Capital expenditures are expected to be in the range of $105 to $115 million (net of reimbursable expenditures)

Segment Operating Results (in Thousands)

The Company recorded financial results in three categories: (i) International Telecom; (ii) US Telecom; and (iii) Corporate and Other.

For Three Months Ended June 30, 2026 and 2025

	2026	2025	2026	2025	2026	2025	2026	2025
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$96,196	$94,894	$88,308	$86,406	$-	$-	$184,504	$181,300
Mobility	27,138	26,323	-	8	-	-	27,138	26,331
Fixed	60,519	61,749	52,364	51,359	-	-	112,883	113,108
Carrier Services	3,549	3,423	32,793	29,806	-	-	36,342	33,229
Construction	-	-	779	2,216	-	-	779	2,216
All other	4,990	3,399	2,372	3,017	-	-	7,362	6,416

Operating Income (Loss)	$21,917	$16,221	$224,192	$(5,533)	$(6,378)	$(10,455)	$239,731	$233
EBITDA (1)	$36,146	$31,626	$240,289	$13,292	$(6,052)	$(9,596)	$270,383	$35,322
Adjusted EBITDA (1)	$35,485	$33,274	$19,088	$18,262	$(4,829)	$(5,744)	$49,744	$45,792
Capital Expenditures**	$6,142	$9,466	$11,099	$11,718	$1	$-	$17,242	$21,184

For Six Months Ended June 30, 2026 and 2025

	2026	2025	2026	2025	2026	2025	2026	2025
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$192,254	$189,390	$174,468	$171,204	$-	$-	$366,722	$360,594
Mobility	53,497	52,363	-	46	-	-	53,497	52,409
Fixed	121,105	123,115	104,445	103,019	-	-	225,550	226,134
Carrier Services	7,747	7,326	64,682	59,033	-	-	72,429	66,359
Construction	-	-	779	3,262	-	-	779	3,262
All other	9,905	6,586	4,562	5,844	-	-	14,467	12,430

Operating Income (Loss)	$41,139	$30,970	$225,929	$(7,948)	$(15,648)	$(20,122)	$251,420	$2,900
EBITDA (1)	$69,185	$62,004	$259,139	$30,135	$(14,598)	$(18,397)	$313,726	$73,742
Adjusted EBITDA (1)	$69,774	$65,665	$38,578	$35,774	$(9,991)	$(11,308)	$98,361	$90,131
Capital Expenditures**	$14,404	$20,269	$23,854	$21,745	$1	$2	$38,259	$42,016

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments.
** Excludes reimbursable government capital program amounts.

Operating Metrics

Operating Metrics

	2026	2026	2025	2025	2025	Q2 2026
	Q2	Q1	Q4	Q3	Q2	vs. Q2 2025
High-Speed* Broadband Homes Passed	523,400	523,300	522,900	512,300	432,300	21%
High-Speed* Broadband Customers	140,900	143,200	142,700	139,300	139,400	1%

Fiber Route Miles	12,224	12,218	12,210	12,062	11,957	2%

International Mobile Subscribers
Pre-Paid	322,700	323,900	331,100	325,800	325,900	-1%
Post-Paid	63,900	63,000	62,200	61,900	60,700	5%
Total	386,600	386,900	393,300	387,700	386,600	0.0%

Mobile Blended Churn	3.48%	3.60%	2.97%	3.19%	3.09%

*High-Speed Broadband is defined as download speeds 100 Mbps or greater and High-Speed Broadband Customers as subscribers connected to our high-speed networks regardless of the speed of plan selected.

Note: Data presented may differ from prior periods to reflect more accurate data and/or changes in calculation methodology and process.

Balance Sheet and Cash Flow Highlights

As of June 30, 2026, cash, cash equivalents, and restricted cash totaled $331.9 million versus $117.2 million as of December 31, 2025. Total debt was $513.3 million on June 30, 2026, compared to $565.2 million on December 31, 2025. The Company’s Net Debt Ratio3 was 0.91x on June 30, 2026.

Net cash provided by operating activities was $53.5 million for the six months ended June 30, 2026, compared to net cash provided by operating activities of $59.8 million in the same period last year. The year-over-year decrease was primarily due to operating cash movements related to the US Tower Portfolio Sale4.

Capital expenditures were $38.3 million, net of $27.0 million of reimbursable capital expenditures, for the six months ended June 30, 2026, as compared to $42.0 million, net of $45.9 million of reimbursable capital expenditures, in the same period last year.

Quarterly Dividends and Share Repurchases

On July 8, 2026, the Company paid a quarterly dividend of $0.29 per share, on all shares of common stock outstanding to stockholders of record as of June 30, 2026. The cash dividend represented a 5.5% increase from the previous quarterly dividend of $0.275 per share.

The Company did not repurchase any outstanding shares under its $25 million share repurchase authorization (the “Repurchase Program”) during the second quarter, and as of June 30, 2026, there was $15 million available for repurchases under the Repurchase Program.

On July 31, 2026, the Company’s Board of Directors approved a share repurchase authorization increase of $15 million authorizing the Company to repurchase up to $30 million in shares of its common stock in the aggregate under the Repurchase Program.

2026 Second Quarter Earnings Conference Call

The Company will host a conference call at 11:00 a.m. Eastern Time on August 6, 2026, to discuss financial and operating results for the second quarter ended June 30, 2026. A live webcast of the conference call will be available via this webcast link: https://edge.media-server.com/mmc/p/dcmui7w9

Investors can listen to a live audio webcast of the conference call by either visiting the “Webcast Link” above or the "Events & Presentations" section of the Company’s Investor Relations website at https://ir.atni.com/events-and-presentations. A conference call replay will be available at the same locations beginning at approximately 1:00 p.m. Eastern Time that same day. The Company also will provide an investor presentation as a supplement to the call on the “Events & Presentations” section of its Investor Relations website.

1 EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” below for full definitions of EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin and see Table 5 for reconciliations of Operating Income to EBITDA and Operating Income to Adjusted EBITDA.

2 For the Company’s non-GAAP Adjusted EBITDA guidance, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from the Company’s Adjusted EBITDA guidance.

3 Net Debt and Net Debt Ratio are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” below for full definitions of Net Debt and Net Debt Ratio and see Table 6 for the reconciliations of Total Debt to Net Debt.

4 As previously disclosed, on February 11, 2026, certain subsidiaries of the Company entered into that certain Purchase and Sale Agreement with EIP Holdings, IV, LLC, an affiliate of Everest Infrastructure Partners, Inc., to sell approximately 214 tower portfolio sites in the southwest US for up to $297 million in cash consideration (the “U.S. Tower Portfolio Sale”).

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a provider of digital infrastructure and communications services operating in the United States and internationally, including the Caribbean region. The Company’s operating subsidiaries focus on rural and remote markets and primarily provide: (i) advanced wireless and wireline connectivity to residential, business, and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services. For more information, please visit www.atni.com.

Use of Non-GAAP Financial Measures and Definition of Terms

In addition to financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Net Debt, and Net Debt Ratio in this release and the tables included herein.

EBITDA is defined as Operating income (loss) before depreciation and amortization expense.

Adjusted EBITDA is defined as Operating income (loss) before depreciation and amortization expense, transaction-related charges, restructuring and reorganization expenses, the loss on dispositions, transfers and contingent consideration, and non-cash stock-based compensation.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Net Debt is defined as total debt less cash and cash equivalents and restricted cash.

Net Debt Ratio is defined as Net Debt divided by the trailing four quarters ended total Adjusted EBITDA at the measurement date.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP and should be used supplementally to the Company’s GAAP financial results. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliations of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business. Additionally, these non-GAAP financial measures may not be calculated in the same manner as similar measures presented by other companies. In addition, the forward-looking Adjusted EBITDA guidance for the full-year 2026 excludes potential charges or gains that may be recorded during the fiscal year, including among other things, restructuring and reorganization expenses, transaction-related expenses and gains or losses on dispositions, transfers and contingent consideration. The Company has not attempted to provide reconciliations of such forward-looking non-GAAP earnings guidance to the comparable GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because of the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without reasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, its future revenues, operating income, cash flows, network and operating costs, Adjusted EBITDA, and capital investments; subsequent closings of the US Tower Portfolio Sale and the additional consideration related thereto and the timing thereof; the Company’s liquidity; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others: (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, the impact of cost savings initiatives, and the retention of and future growth of the Company’s subscriber base and average revenue per user; (2) our ability to satisfy outstanding conditions to complete subsequent closings with respect to the US Tower Portfolio Sale; (3)  the timing, manner and extent to which proceeds from the US Tower Portfolio Sale are deployed may be affected by future market conditions, potential changes in tax laws and the Company's ability to develop corporate investment and strategic opportunities; (4) government regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (5) the impact (if any) of geopolitical instability and U.S. military presence in the Caribbean; (6) management transitions, and the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (7) the Company’s reliance on a limited number of key suppliers and vendors for timely and cost-effective supply of equipment and services relating to the Company’s network infrastructure; (8) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (9) the Company’s ability to realize expansion plans for its fiber markets; (10) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (11) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (12) the Company’s continued access to capital and credit markets on terms it deems favorable; (13) the Company’s ability to successfully replace revenue declines in its US Telecom businesses as a result of the pending US tower portfolio sale through carrier, enterprise broadband, and consumer-based broadband services; (14) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities impacting the Company’s operations, including those resulting from changes and uncertainties related to trade policies and tariff regulations, financial market volatility and disruption, uncertain economic conditions in the U.S. and abroad, inflationary concerns, and other macroeconomic headwinds including increased costs and supply chain disruptions; (15) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; and (16) increased competition. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2026, and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by applicable law.

Company Contact: Michele Satrowsky SVP, Head of IR & Treasury ATN International Inc. ir@atni.com	Investor Relations Contact: Joe Noyons or Kelley Buchhorn Three Part Advisors, LLC jnoyons@threepa.com; kbuchhorn@threepa.com

Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	June 30, 2026	December 31, 2025
Assets:
Cash and cash equivalents	$317,580	$102,491
Restricted cash	14,320	14,663
Customer receivable	9,094	8,783
Assets held-for-sale	8,600	11,200
Other current assets	192,693	190,739

Total current assets	542,287	327,876

Property, plant and equipment, net	947,213	991,767
Operating lease right-of-use assets	132,379	98,158
Customer receivable - long term	30,329	35,128
Assets held-for-sale, net of current portion	6,926	-
Goodwill and other intangible assets, net	116,948	117,770
Other assets	103,936	102,555

Total assets	$1,880,018	$1,673,254

Liabilities, redeemable non-controlling interests and stockholders’ equity:
Current portion of long-term debt	$23,721	$15,846
Current portion of customer receivable credit facility	8,999	8,784
Taxes payable	55,424	7,596
Current portion of lease liabilities	18,999	13,891
Liabilities held-for-sale	139	-
Other current liabilities	225,540	216,982

Total current liabilities	332,822	263,099

Long-term debt, net of current portion	$489,592	$549,321
Customer receivable credit facility, net of current portion	26,228	30,834
Lease liabilities	106,530	75,277
Other long-term liabilities	108,153	113,923

Total liabilities	1,063,325	1,032,454

Redeemable non-controlling interests	97,393	86,821

Stockholders' equity:
Total ATN International,Inc.’s stockholders’ equity	598,776	444,292
Non-controlling interests	120,524	109,687

Total stockholders' equity	719,300	553,979

Total liabilities, redeemable non-controlling interests and stockholders’ equity	$1,880,018	$1,673,254

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended, June 30,		Six Months Ended, June 30,
	2026	2025	2026	2025
Revenues:
Communications services	$180,141	$174,874	$358,599	$348,905
Construction	779	2,216	779	3,262
Other	3,584	4,210	7,344	8,427
Total revenue	184,504	181,300	366,722	360,594

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services and other	78,450	77,165	155,876	155,389
Cost of construction revenue	990	2,183	990	3,684
Selling, general and administrative	55,319	56,160	111,494	111,390
Stock-based compensation	1,398	2,685	3,333	4,590
Transaction-related charges	6,319	193	7,152	1,628
Restructuring and reorganization expenses	2,583	4,907	4,309	6,737
Depreciation	30,160	33,863	61,316	68,390
Amortization of intangibles from acquisitions	493	1,226	990	2,452
(Gain) Loss on dispositions, transfers and contingent consideration	(230,940)	2,685	(230,158)	3,434
Total operating expenses	(55,228)	181,067	115,302	357,694

Operating income	239,732	233	251,420	2,900

Other expense:
Interest expense, net	(10,368)	(12,678)	(20,712)	(24,356)
Other expense	(747)	(591)	(3,979)	(3,158)
Other expense	(11,115)	(13,269)	(24,691)	(27,514)

Income (loss) before income taxes	228,617	(13,036)	226,729	(24,614)
Income tax expense (benefit)	42,092	(3,776)	43,678	(3,967)

Net income (loss)	186,525	(9,260)	183,051	(20,647)

Net (income) loss attributable to non-controlling interests, net	(19,237)	2,234	(18,560)	4,693

Net income (loss) attributable to ATN International,Inc. stockholders	$167,288	$(7,026)	$164,491	$(15,954)

Net income (loss) per weighted average share attributable to ATN International,Inc. stockholders:

Basic	$10.77	$(0.56)	$10.52	$(1.25)

Diluted	$10.71	$(0.56)	$10.44	$(1.25)

Weighted average common shares outstanding:
Basic	15,384	15,223	15,334	15,177
Diluted	15,459	15,223	15,444	15,177

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statements

(in Thousands)

	Six Months Ended June 30,
	2026	2025
Net income (loss)	$183,051	$(20,647)
Depreciation	61,316	68,390
Amortization of intangibles from acquisitions	990	2,452
Provision for doubtful accounts	4,245	4,135
Amortization of debt discount and debt issuance costs	1,450	1,435
(Gain) loss on dispositions, transfers and contingent consideration	(230,158)	3,434
Stock-based compensation	3,333	4,590
Deferred income taxes	1,079	(5,432)
(Gain) Loss on equity investments	2,396	(133)
Decrease in customer receivable	4,487	1,780
Change in prepaid and accrued income taxes	42,295	1,666
Change in other operating assets and liabilities	(20,943)	(1,827)

Net cash provided by operating activities	53,541	59,843

Capital expenditures	(38,259)	(42,016)
Government capital programs:
Amounts disbursed	(27,007)	(45,906)
Amounts received	22,423	41,364
Proceeds from Tower Portfolio Transaction	267,669	-
Proceeds from sale of telecommunications licenses	2,200	-
Proceeds from sale of assets	1,585	221
Purchases and sales of employee benefit plan investments	(28)	701

Net cash provided by (used in) investing activities	228,583	(45,636)

Dividends paid on common stock	(8,426)	(7,279)
Distributions to non-controlling interests	(1,410)	(1,404)
Finance lease payments	(376)	(974)
Term loan - repayments	(5,009)	(3,314)
Term loan - borrowings	5,000	-
Payment of debt issuance costs	(603)	(280)
Revolving credit facilities – borrowings	49,050	41,000
Revolving credit facilities – repayments	(101,170)	(13,000)
Repayment of customer receivable credit facility	(4,449)	(4,071)
Purchases of common stock - stock-based compensation	(1,902)	(770)
Purchases of noncontrolling interests	(288)	(44)
Funds payable and amounts due to customers	2,205	-

Net cash provided by (used in) financing activities	(67,378)	9,864

Net change in total cash, cash equivalents and restricted cash	214,746	24,071

Total cash, cash equivalents and restricted cash, beginning of period	117,154	89,244

Total cash, cash equivalents and restricted cash, end of period	$331,900	$113,315

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended June 30, 2026 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$5,161	$-	$-	$5,161
Consumer	21,977	-	-	21,977
Total	$27,138	$-	$-	$27,138

Fixed
Business	$18,896	$30,210	$-	$49,106
Consumer	41,623	22,154	-	63,777
Total	$60,519	$52,364	$-	$112,883

Carrier Services	$3,549	$32,793	$-	$36,342
Other	3,621	157	-	3,778

Total Communications Services	$94,827	$85,314	$-	$180,141

Construction	$-	$779	$-	$779

Managed services	$1,369	$2,215	$-	$3,584
Total Other	$1,369	$2,215	$-	$3,584

Total Revenue	$96,196	$88,308	$-	$184,504

Depreciation	$13,990	$15,843	$326	$30,159
Amortization of intangibles from acquisitions	$239	$254	$-	$493
Total operating expenses	$74,279	$(135,884)	$6,378	$(55,227)
Operating income (loss)	$21,917	$224,192	$(6,378)	$239,731
Net (income) loss attributable to non-controlling interests	$(3,144)	$(16,093)	$-	$(19,237)

Non GAAP measures:
EBITDA (2)	$36,146	$240,289	$(6,052)	$270,383
Adjusted EBITDA (1)	$35,485	$19,088	$(4,829)	$49,744

Balance Sheet Data (at June 30, 2026):
Cash, cash equivalents and restricted cash	$100,371	$222,062	$9,467	$331,900
Total current assets	191,366	323,747	27,174	542,287
Fixed assets, net	442,009	503,870	1,334	947,213
Total assets	711,981	1,076,105	91,932	1,880,018
Total current liabilities	104,747	139,362	88,713	332,822
Total debt, including current portion	63,909	333,699	115,705	513,313

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended June 30, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$4,857	$8	$-	$4,865
Consumer	21,466	-	-	21,466
Total	$26,323	$8	$-	$26,331

Fixed
Business	$18,416	$28,854	$-	$47,270
Consumer	43,333	22,505	-	65,838
Total	$61,749	$51,359	$-	$113,108

Carrier Services	$3,423	$29,806	$-	$33,229
Other	2,088	118	-	2,206

Total Communications Services	$93,583	$81,291	$-	$174,874

Construction	$-	$2,216	$-	$2,216

Managed services	$1,311	$2,899	$-	$4,210

Total Other	$1,311	$2,899	$-	$4,210

Total Revenue	$94,894	$86,406	$-	$181,300

Depreciation	$15,154	$17,850	$859	$33,863
Amortization of intangibles from acquisitions	$251	$975	$-	$1,226
Total operating expenses	$78,673	$91,939	$10,455	$181,067
Operating income (loss)	$16,221	$(5,533)	$(10,455)	$233
Net (income) loss attributable to non-controlling interests	$(2,307)	$4,541	$-	$2,234

Non GAAP measures:
EBITDA (2)	$31,626	$13,292	$(9,596)	$35,322
Adjusted EBITDA (1)	$33,274	$18,262	$(5,744)	$45,792

Balance Sheet Data (at December 31, 2025):
Cash, cash equivalents and restricted cash	$79,165	$35,915	$2,074	$117,154
Total current assets	165,341	141,592	20,943	327,876
Fixed assets, net	451,303	533,443	7,021	991,767
Total assets	701,579	881,968	89,707	1,673,254
Total current liabilities	97,305	120,535	45,259	263,099
Total debt, including current portion	59,952	329,036	176,180	565,168

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the six months ended June 30, 2026 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$10,337	$-	$-	$10,337
Consumer	43,160	-	-	43,160
Total	$53,497	$-	$-	$53,497

Fixed
Business	$37,642	$60,137	$-	$97,779
Consumer	83,463	44,308	-	127,771
Total	$121,105	$104,445	$-	$225,550

Carrier Services	$7,747	$64,682	$-	$72,429
Other	6,815	308	-	7,123

Total Communications Services	$189,164	$169,435	$-	$358,599

Construction	$-	$779	$-	$779

Managed services	$3,090	$4,254	$-	$7,344
Total Other	$3,090	$4,254	$-	$7,344

Total Revenue	$192,254	$174,468	$-	$366,722

Depreciation	$27,565	$32,701	$1,050	$61,316
Amortization of intangibles from acquisitions	$481	$509	$-	$990
Total operating expenses	$151,115	$(51,461)	$15,648	$115,302
Operating income (loss)	$41,139	$225,929	$(15,648)	$251,420
Net (income) loss attributable to non-controlling interests	$(5,750)	$(12,810)	$-	$(18,560)

Non GAAP measures:
EBITDA (2)	$69,185	$259,139	$(14,598)	$313,726
Adjusted EBITDA (1)	$69,774	$38,578	$(9,991)	$98,361

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the six months ended June 30, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$9,706	$46	$-	$9,752
Consumer	42,657	-	-	42,657
Total	$52,363	$46	$-	$52,409

Fixed
Business	$36,909	$58,099	$-	$95,008
Consumer	86,206	44,920	-	131,126
Total	$123,115	$103,019	$-	$226,134

Carrier Services	$7,326	$59,033	$-	$66,359
Other	3,829	174	-	4,003

Total Communications Services	$186,633	$162,272	$-	$348,905

Construction	$-	$3,262	$-	$3,262

Managed services	$2,757	$5,670	$-	$8,427

Total Other	$2,757	$5,670	$-	$8,427

Total Revenue	$189,390	$171,204	$-	$360,594

Depreciation	$30,531	$36,134	$1,725	$68,390
Amortization of intangibles from acquisitions	$503	$1,949	$-	$2,452
Total operating expenses	$158,420	$179,152	$20,122	$357,694
Operating income (loss)	$30,970	$(7,948)	$(20,122)	$2,900
Net (income) loss attributable to non-controlling interests	$(3,781)	$8,474	$-	$4,693

Non GAAP measures:
EBITDA (2)	$62,004	$30,135	$(18,397)	$73,742
Adjusted EBITDA (1)	$65,665	$35,774	$(11,308)	$90,131

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 5

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

For the three months ended June 30, 2026 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$21,917	$224,192	$(6,378)	$239,731
Depreciation expense	13,990	15,843	326	30,159
Amortization of intangibles from acquisitions	239	254	-	493
EBITDA	$36,146	$240,289	$(6,052)	$270,383

Stock-based compensation	126	-	1,272	1,398
Transaction-related charges	-	8,116	(1,797)	6,319
Restructuring and reorganization expenses	264	580	1,740	2,584
(Gain) loss on dispositions, transfers and contingent consideration	(1,051)	(229,897)	8	(230,940)
ADJUSTED EBITDA	$35,485	$19,088	$(4,829)	$49,744

Total revenue	$96,196	$88,308	$-	$184,504

ADJUSTED EBITDA MARGIN	36.9%	21.6%	NA	27.0%

For the three months ended June 30, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$16,221	$(5,533)	$(10,455)	$233
Depreciation expense	15,154	17,850	859	33,863
Amortization of intangibles from acquisitions	251	975	-	1,226
EBITDA	$31,626	$13,292	$(9,596)	$35,322

Stock-based compensation	141	50	2,494	2,685
Transaction-related charges	-	-	193	193
Restructuring and reorganization expenses	1,385	2,357	1,165	4,907
Loss on dispositions, transfers and contingent consideration	122	2,563	-	2,685
ADJUSTED EBITDA	$33,274	$18,262	$(5,744)	$45,792

Total revenue	$94,894	$86,406	$-	$181,300

ADJUSTED EBITDA MARGIN	35.1%	21.1%	NA	25.3%

Table 5 (continued)

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

For the six months ended June 30, 2026 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$41,139	$225,929	$(15,648)	$251,420
Depreciation expense	27,565	32,701	1,050	61,316
Amortization of intangibles from acquisitions	481	509	-	990
EBITDA	$69,185	$259,139	$(14,598)	$313,726

Stock-based compensation	253	28	3,052	3,333
Transaction-related charges	-	8,134	(982)	7,152
Restructuring and reorganization expenses	1,009	771	2,529	4,309
(Gain) loss on dispositions, transfers and contingent consideration	(673)	(229,494)	8	(230,159)
ADJUSTED EBITDA	$69,774	$38,578	$(9,991)	$98,361

Total revenue	$192,254	$174,468	$-	$366,722

ADJUSTED EBITDA MARGIN	36.3%	22.1%	NA	26.8%

For the six months ended June 30, 2025 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$30,970	$(7,948)	$(20,122)	2,900
Depreciation expense	30,531	36,134	1,725	68,390
Amortization of intangibles from acquisitions	503	1,949	-	2,452
EBITDA	$62,004	$30,135	$(18,397)	$73,742

Stock-based compensation	357	127	4,106	4,590
Transaction-related charges	-	-	1,628	1,628
Restructuring and reorganization expenses	2,891	2,491	1,355	6,737
Loss on dispositions, transfers and contingent consideration	413	3,021	-	3,434
ADJUSTED EBITDA	$65,665	$35,774	$(11,308)	$90,131

Total revenue	$189,390	$171,204	$-	$360,594

ADJUSTED EBITDA MARGIN	34.7%	20.9%	NA	25.0%

Table 6

ATN International, Inc.

Non GAAP Measure - Net Debt Ratio

(in Thousands)

	June 30,	December 31,
	2026	2025
Current portion of long-term debt *	$23,721	$15,846
Long-term debt, net of current portion *	489,592	549,321

Total debt	$513,313	$565,167

Less: Cash, cash equivalents and restricted cash	331,900	117,154

Net Debt	$181,413	$448,013

Adjusted EBITDA - for the four quarters ended	$198,273	$190,044

Net Debt Ratio	0.91	2.36

*  Excludes Customer receivable credit facility